                                                                    Exhibit 12.1

             STATEMENT OF COMPUTATION OF EARNINGS TO FIXED CHARGES
                          AND PREFERRED DISTRIBUTIONS

                              Maguire Properties, Inc.

RATIO OF EARNINGS TO FIXED CHARGES, PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES
 AND PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                             The
                                                                           Maguire
                                 9/30/2003    12/31/2002                  Properties                        The Maguire
                               The Company    The Company  The Company    The Company  Predecessor      Properties Predecessor
                               -----------    -----------  -----------    -----------  -----------   ---------------------------
                                                            Historical    Historical    Historical   Historical     Historical
                                                           Consolidated  Consolidated    Combined     Combined       Combined
                                 PRO FORMA     PRO FORMA      Period        Period       Period        Period         Period
                                January 1,     January 1,    July 1,       June 27,     January 1,  Three Months   Nine Months
                                   2003 -       2002 -         2003 -        2003 -       2003 -       Ended          Ended
                               September 30,  December 31, September 30, September 30,   June 26,   September 30,  September 30,
                                   2003          2002          2003          2003         2003          2002           2002
                                   ----          ----          ----          ----         ----          ----           ----
RATIO OF EARNINGS TO
   FIXED CHARGES

Fixed Charges:

Interest Expense                   43,792         58,458      11,650       12,490          24,853        9,383          26,812

Rental Expense                        667            888          89           89              91           45             136
                               ------------------------------------------------------------------     ------------------------
Fixed Charges                      44,459         59,346      11,739       12,579          24,944        9,428          26,948


Earnings:

Income (Loss) Before
   Minority Interests              16,694         28,121       9,078      (50,848)        (20,874)      (6,795)        (11,175)

Add Back Fixed Charges             44,459         59,346      11,739       12,579          24,944        9,428          26,948

Add Distributed Income from
   Equity Investees                     -              -         144         144           1,458           890           1,522

Add (Income) Losses from
  Equity Investees for which            -              -          25          25          (1,648)          237             755
  charges arising from         ------------------------------------------------------------------     ------------------------
  guarantees are included
  in fixed charges                 61,153         87,467      20,986     (38,100)          3,880          3,760         18,050

Preferred Dividends                12,867         17,156

Ratio of Earnings to Fixed
  Charges                                                       1.79       (3.03)           0.16           0.40           0.67

Pro Forma Ratio of Earnings
  to Fixed Charges                   1.38           1.47

Pro Forma Ratio of Earnings
   to Fixed Charges and
   Preferred Stock Dividends         1.07           1.14


                                          The Maguire Properties Predecessor
                                          ----------------------------------


                                               Historical Combined Year
                                                     Ended Period
                                                     December 31,

                                  2002      2001    2000      1999      1998
                                  ----      ----    ----      ----      ----
RATIO OF EARNINGS TO
   FIXED CHARGES

Fixed Charges:

Interest Expense                 38,975   45,772   34,511   31,564   31,368

Rental Expense                      181      181      181      181      181
                               ---------------------------------------------
Fixed Charges                    39,156   45,953   34,692   31,745   31,549


Earnings:

Income (Loss) Before
   Minority Interests           (15,161) (19,928) 133,209  (21,887) (15,700)

Add Back Fixed Charges           39,156   45,953   34,692   31,745   31,549

Add Distributed Income from
   Equity Investees               1,907    2,648   15,763   17,296    7,283

Add (Income) Losses from
  Equity Investees for which        162    2,679   (3,065)  (2,302)  (7,645)
  charges arising from         ---------------------------------------------
  guarantees are included
  in fixed charges               26,064   31,352  180,599   24,852   15,487

Preferred Dividends

Ratio of Earnings to Fixed
  Charges                          0.67     0.68     5.21     0.78     0.49

Pro Forma Ratio of Earnings
  to Fixed Charges

Pro Forma Ratio of Earnings
   to Fixed Charges and
   Preferred Stock Dividends
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